UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9712 Medical Center Drive, Suite 100
Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2016, the Board of Directors (the “Board”) of REGENXBIO Inc. (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Daniel Tassé as a Class II director of the Company and a member of the Compensation Committee of the Board, effective immediately. Mr. Tassé’s initial term will expire at the Company’s 2017 annual meeting of stockholders. The Board has determined that Mr. Tassé is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the NASDAQ Global Select Market.

Pursuant to the Company’s compensation program for non-employee directors, Mr. Tassé was granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $12.30 per share, the closing price per share of the common stock on August 15, 2016, the date on which he joined the Board. Such option will vest in equal monthly installments over a period of three years from the date of the grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. Mr. Tassé will also receive a $35,000 annual retainer for his service on the Board and an additional $5,000 annual retainer for his service on the Compensation Committee. In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2017, an option to purchase 12,500 shares of the Company’s common stock. Such annual option will vest in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. The compensation program for non-employee directors is described in further detail in the Company’s definitive proxy statement filed on April 18, 2016 in connection with the Company’s 2016 annual meeting of stockholders.

Mr. Tassé and the Company have entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-206430), as originally filed on August 17, 2015 and declared effective on September 16, 2015.

A copy of a Company press release announcing the election of Mr. Tassé is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated August 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: August 16, 2016	By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated August 16, 2016.